Effective October 22, 2013 the Companys name changed to Eneva S.A.

EXHIBIT A
GLOBAL DEPOSITARY SHARES
(Each Global Depositary
Share represents one (1) deposited Share)

THE BANK OF NEW YORK MELLON
GLOBAL DEPOSITARY RECEIPT
FOR COMMON SHARES, WITHOUT PAR VALUE,
OF MPX ENERGIA S.A.
(ORGANIZED UNDER THE LAWS OF THE
FEDERATIVE REPUBLIC OF BRAZIL)
The Bank of New York Mellon, as depositary (hereinafter
called the Depositary), hereby certifies that , or registered assigns IS THE OWNER OF
GLOBAL DEPOSITARY SHARES
representing deposited common shares (herein called
Shares) of MPX Energia S.A., a corporation (sociedade
anonima) organized under the laws of the Federative
Republic of Brazil (herein called the Company).  At the
date hereof, each Global Depositary Share represent(s)
five Shares deposited or subject to deposit under the
Deposit Agreement (as such term is hereinafter defined) at
the principal Sao Paulo office of Banco Itau S.A. (herein called the Custodian). The Depositarys Corporate Trust
Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at
101 Barclay Street, New York, N.Y. 10286, and its
principal executive office is located at One Wall Street,
New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST OFFICE
ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286
1.THE DEPOSIT AGREEMENT.
This Global Depositary Receipt is one of an issue (herein
called Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as
of April 24, 2009 (herein called the Deposit Agreement), by
and among the Company, the Depositary, and all Owners
and Beneficial Owners from time to time of Global
Depositary Shares issued thereunder, each of whom by
accepting a Receipt agrees to become a party thereto and
become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and
Beneficial Owners of the Receipts and the rights and duties
of the Depositary in respect of the Shares deposited
thereunder and any and all other securities, property and
cash from time to time received in respect of such Shares
and held thereunder (such Shares, securities, property, and
cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the Depositarys Corporate
Trust Office in New York City and at the office of the
Custodian.
The statements made on the face and reverse of this
Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit
Agreement and not defined herein shall have the meanings
set forth in the Deposit Agreement.
2.SURRENDER OF RECEIPTS AND WITHDRAWAL
OF SHARES.
Upon surrender at the Corporate Trust Office of the
Depositary of this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the
Global Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) Shares in the name of the Owner hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is
then entitled in respect of this Receipt.  Such delivery will be made at the option of the Owner hereof, either at the
office of the Custodian or at the Corporate Trust Office of
the Depositary, provided that the forwarding of certificates
(if available) for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense of the Owner
hereof.
3.TRANSFERS, SPLITUPS, AND COMBINATIONS OF
RECEIPTS.
The transfer of this Receipt is registrable on the books of
the Depositary at its Corporate Trust Office by the Owner
hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such
Receipts, or may be combined with other such Receipts into
one Receipt, evidencing the same aggregate number of
Global Depositary Shares as the Receipt or Receipts
surrendered. As a condition precedent to the execution and delivery, registration of transfer, splitup, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock
transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.
The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be
refused, or the registration of transfer of outstanding
Receipts generally may be suspended, during any period
when the transfer books of the Depositary, the Company or
the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the
Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.
Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding
Receipts and withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary delays caused
by closing the transfer books of the Depositary or the
Company or the deposit of Shares in connection with
voting at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S. or foreign laws
or governmental regulations relating to the Receipts or to
the withdrawal of the Deposited Securities.  Without
limitation of the foregoing, the Depositary shall not
knowingly accept for deposit under the Deposit Agreement
any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in
effect as to such Shares.
4.LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become
payable with respect to any Receipt or any Deposited
Securities represented hereby, such tax or other
governmental charge shall be payable by the Owner hereof
to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by Global Depositary Shares evidenced by such Receipt until such payment is made, and
may withhold any dividends or other distributions, or may
sell for the account of the Owner hereof any part or all of
the Deposited Securities represented by the Global
Depositary Shares evidenced by this Receipt, and may
apply such dividends or other distributions or the proceeds
of any such sale in payment of such tax or other
governmental charge and the Owner hereof shall remain
liable for any deficiency.
5.WARRANTIES ON DEPOSIT OF SHARES.
Every person depositing Shares under the Deposit
Agreement shall be deemed thereby to represent and
warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable, and free and clear of any lien, encumbrance, security interest, charge or adverse claim and were not issued in violation of any preemptive or similar rights of the holders of
outstanding Shares and that the person making such deposit
is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing Global Depositary Shares representing such Shares by that person are not restricted under the Securities Act.  Such representations and
warranties shall survive the deposit of Shares and delivery
of Receipts.
6.FILING PROOFS, CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such
proof of citizenship or residence, exchange control
approval, compliance with all applicable laws, regulations
and provisions of or governing the Deposited Securities and
the terms of the Deposit Agreement, or such information
relating to the registration on the books of the Company or
the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper
or as the Company may reasonably require by written
request to the Depositary.  The Depositary may withhold
the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. If requested in writing by the Company, the Depositary shall provide the Company, to the extent practicable, with copies of the proofs, certificates or information that it receives pursuant to Section 3.1 of the Deposit Agreement, to the extent that disclosure is permitted by applicable law. No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval
has been granted by the Central Bank or any governmental
body in Brazil that is then performing the function of the regulation of currency exchange.
7.CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable expenses
and outofpocket charges of the Depositary and those of
any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its
statement for such charges and expenses to the Company at
least once every three months.  The charges and expenses of
the Custodian are for the sole account of the Depositary.
The following charges shall be incurred by any party
depositing or withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued
(including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited
Securities or a distribution of Receipts pursuant to
Section 4.3 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges,
(2) such registration fees as may from time to time be in
effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms
of the Deposit Agreement, (3) such cable, telex and
facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred
by the Depositary in the conversion of foreign currency
pursuant to Section 4.5 of the Deposit Agreement, (5) a fee
of $5.00 or less per 100 Global Depositary Shares (or
portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of Receipts pursuant to
Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of
$.02 or less per Global Depositary Share (or portion thereof) for any cash distribution made pursuant to Sections 4.1 through 4.4 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Global Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of
this clause 7 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause (6), a fee of $.02 or less per Global Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which
will be payable as provided in clause (9) below and (9) any other charge payable by the Depositary, any of the
Depositarys agents, including the Custodian, or the agents
of the Depositarys agents in connection with the servicing
of Shares or other Deposited Securities (which charge shall
be assessed against Owners as of the date or dates set by
the Depositary in accordance with Section 4.6 of the
Deposit Agreement and shall be payable at the sole
discretion of the Depositary by billing such Owners for
such charge or by deducting such charge from one or more
cash dividends or other cash distributions).
The Depositary, subject to Article 8 hereof, may own and
deal in any class of securities of the Company and its
affiliates and in Receipts.
8.PRERELEASE OF RECEIPTS.
Unless requested in writing by the Company to cease doing
so, the Depositary may, notwithstanding Section 2.3 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement (a PreRelease). The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares
upon the receipt and cancellation of Receipts which have
been PreReleased, whether or not such cancellation is prior
to the termination of such PreRelease or the Depositary
knows that such Receipt has been PreReleased.  The
Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease. Each PreRelease will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the PreReleasee) that the PreReleasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be),
other than in satisfaction of such PreRelease, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares no deposited but represented by Global Depositary Shares outstanding at any
time as a result of PreReleases will not normally exceed
thirty percent (30%) of the Shares deposited under the
Deposit Agreement provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also
set Dollar limits with respect to PreRelease transactions to be entered into hereunder with any particular PreReleasee
on a casebycase basis as the Depositary deems appropriate.
For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the PreReleasees obligations to the Depositary in connection with a PreRelease transaction, including the PreReleasees obligation to deliver Shares or Receipts upon termination of a PreRelease transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder.
The Depositary may retain for its own account any
compensation received by it in connection with the
foregoing.
9.TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or
holding the same consents and agrees, that title to this
Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York provided, however, that the
Depositary, notwithstanding any notice to the contrary,
may treat the person in whose name this Receipt is
registered on the books of the Depositary as the absolute
Owner hereof for the purpose of determining the person
entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or
for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to liability under the Deposit Agreement to any holder of a Receipt unless that holder is the Owner of that Receipt.
10.VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.
11.REPORTS INSPECTION OF TRANSFER BOOKS.
The Company publishes information in English required to maintain the exemption from registration under Rule
12g32(b) under the Securities Exchange Act of 1934 on its Internet web site or through an electronic information delivery system generally available to the public in its
primary trading market.  The Companys Internet web site
address is www.mpx.com.br.
The Depositary will make available for inspection by
Owners of Receipts at its Corporate Trust Office any
reports and communications, including any proxy soliciting material, received from the Company which are both
(a) received by the Depositary as the holder of the
Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also, upon written request, send to Owners of Receipts copies of such reports when furnished by the
Company pursuant to the Deposit Agreement.  Any such
reports and communications, including any such proxy
soliciting material, furnished to the Depositary by the
Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.
The Depositary will keep books, at its Corporate Trust
Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or
object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.
12.DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash dividend or
other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment
of the Depositary be converted on a reasonable basis into
United States dollars transferable to the United States, and subject to the Deposit Agreement, as promptly as practicable, convert such dividend or distribution into
dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in
Article 7 hereof and Section 5.9 of the Deposit Agreement)
to the Owners of Receipts entitled thereto as of the record
date fixed pursuant to Section 4.6 provided, however, that
in the event that the Company or the Depositary is required
to withhold and does withhold from any cash dividend or
other cash distribution in respect of any Deposited
Securities an amount on account of taxes or other
governmental charges, the amount distributed to the
Owners of the Receipts evidencing Global Depositary
Shares representing such Deposited Securities shall be
reduced accordingly.
Subject to the provisions of Section 4.11 and 5.9 of the
Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in
Section 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary, after consultation with the Company to the extent practicable, will cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem
equitable and practicable for accomplishing such
distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled
thereto, or if for any other reason the Depositary deems
such distribution not to be feasible, the Depositary may,
after consultation with the Company, adopt such method as
it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) will be distributed by the Depositary to the
Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under Section 4.2 of the
Deposit Agreement that is sufficient to pay its fees and expenses in respect of that distribution. To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in Section 4.2 of the
Deposit Agreement, the same shall constitute Deposited Securities and each Global Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds. The Depositary may withhold any distribution of securities under Section 4.2 of the
Deposit Agreement if it has not received satisfactory
assurances from the Company that the distribution does not require registration under the Securities Act.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, as of the record date fixed pursuant to Section 4.6 of the Deposit Agreement, additional Receipts evidencing an aggregate number of Global Depositary Shares representing the
amount of Shares received as such dividend or free
distribution subject to the terms and conditions of the
Deposit Agreement with respect to the deposit of Shares
and the issuance of Global Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the
Deposit Agreement and the payment of the fees and
expenses of the Depositary as provided in Article 7 hereof
and Section 5.9 of the Deposit Agreement (and the
Depositary may sell, by public or private sale, an amount of the Shares received that is sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering Receipts for fractional Global Depositary Shares in any such case, the Depositary will use reasonable efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section
4.2 of the Deposit Agreement.  If additional Receipts are
not so distributed, each Global Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.
In the event that the Depositary reasonably determines that
any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including
Shares and rights to subscribe therefor) in such amounts
and in such manner as the Depositary reasonably deems
necessary and practicable to pay any such taxes or charges,
and the Depositary shall distribute the net proceeds of any
such sale after deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
13.CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall receive
foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled
thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.
Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the
Depositary as provided in Section 5.9 of the Deposit
Agreement.
If such conversion or distribution can be effected only with the approval or license of any government or agency
thereof, the Depositary shall file such application for
approval or license, if any, as it may deem desirable.
If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis
into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary
may distribute the foreign currency (or an appropriate
document evidencing the right to receive such foreign
currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of foreign currency, in whole or in
part, cannot be effected for distribution to some of the
Owners entitled thereto, the Depositary may in its
discretion make such conversion and distribution in Dollars
to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received
by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
14.RIGHTS.
In the event that the Company shall offer or cause to be
offered to the holders of any Deposited Securities any
rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be
followed in making such rights available to any Owners or
in disposing of such rights on behalf of any Owners and
making the net proceeds available to such Owners or, if by
the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary
shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Global Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it
deems appropriate.
In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Global Depositary Shares of such Owner under the Deposit Agreement, the
Depositary will make such rights available to such Owner
upon written notice from the Company to the Depositary
that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under
applicable law.
If the Depositary has distributed warrants or other
instruments for rights to all or certain Owners, then upon (i) instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, (ii) payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received
upon the exercise of the rights, and (iii) payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the
Shares so purchased to be delivered to the Depositary on
behalf of such Owner.  As agent for such Owner, the
Depositary will cause the Shares so purchased to be
deposited pursuant to Section 2.2 of the Deposit
Agreement, and shall, pursuant to Section 2.3 of the
Deposit Agreement, execute and deliver Receipts to such
Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall
be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of Global
Depositary Shares held by the Owners to whom it has
determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the
Deposit Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners
because of exchange restrictions or the date of delivery of
any Receipt or otherwise.
The Depositary will not offer rights to Owners unless both
the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act provided, that nothing in the Deposit Agreement shall create, any obligation on the
part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United
States for the Company upon which the Depositary may
rely that such distribution to such Owner is exempt from
such registration.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in
particular.
15.RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the
Depositary causes a change in the number of Shares that are represented by each Global Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which, to the extent practicable, shall be the same as any corresponding record date set by the Company with respect to Shares, and if different, as close thereto as reasonably practicable (a) for the determination of the Owners of Receipts who shall be
(i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) responsible for any fees or charges assessed by the Depositary pursuant to the Deposit Agreement, or
(b) on or after which each Global Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.
16.VOTING OF DEPOSITED SECURITIES.
Upon receipt from the Company of notice of any meeting
or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the
Depositary from the Company, (b) a statement that the
Owners of Receipts as of the close of business on a
specified record date will be entitled, subject to any applicable provision of law and of the Estatuto Social, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Global Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given, or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the
Company.  Upon the written request of an Owner of a
Receipt on such record date, received on or before the date established by the Depositary for such purpose (the
Instruction Date), the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of
Shares or other Deposited Securities represented by such
Global Depositary Shares evidenced by such Receipt in
accordance with the instructions set forth in such request.
The Depositary shall not vote or attempt to exercise the
right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If (i) the Company made a request
to he Depositary as contemplated by the first sentence of
this Article and of Section 4.7 of the Deposit Agreement
and (ii) no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the Global Depositary Shares evidenced by such Owners Receipts on or before the Instruction Date,
the Depositary shall deem such Owner to have instructed
the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote
Deposited Securities, provided, that no such instruction
shall be deemed given and no such discretionary proxy shall
be given with respect to any matter as to which the
Company informs the Depositary (and the Company agrees
to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.
There can be no assurance that Owners generally or any
Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction
Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.
17.CHANGES AFFECTING DEPOSITED
SECURITIES.
In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, splitup, consolidation,
or any other reclassification of Deposited Securities, or
upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit
Agreement, and Global Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so
received in exchange or conversion, unless additional
Receipts are delivered pursuant to the following sentence.
In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
18.LIABILITY OF THE COMPANY AND
DEPOSITARY.
Neither the Depositary nor the Company nor any of their respective directors, employees, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner or other person (i) by reason of any provision of any present or future law or regulation of the United States, Brazil, or any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the Estatuto Social, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden
from or be subject to any civil or criminal penalty on
account of doing or performing any act or thing which by
the terms of the Deposit Agreement or Deposited Securities
it is provided shall be done or performed, (ii) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement, (iv) for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of
Deposited Securities but is not, under the terms of the
Deposit Agreement, made available to Owners or holders,
or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, such distribution or offering may not be made available to some or all of the Owners of Receipts, and the Depositary may
not dispose of such distribution or offering on behalf of
such Owners and make the net proceeds available to such
Owners, then the Depositary shall not make such
distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the
Depositary nor any of their agents assumes any obligation
or shall be subject to any liability under the Deposit
Agreement to Owners or Beneficial Owners, except that
they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.
The Depositary or any of its agents shall not be subject to
any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the
Company nor any of their agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited
Securities or in respect of the Receipts, on behalf of any
Owner or Beneficial Owner or other person, and the
Custodian shall not be under any obligation whatsoever
with respect to such proceedings, the responsibility of the
Custodian being solely to the Depositary.   Neither the
Depositary nor the Company nor any of their agents or affiliates shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner, or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons and its agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The
Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, officers, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, Global
Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, pursuant to the provisions of or in connection with the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities
Act is intended by any provision of the Deposit Agreement. 19.RESIGNATION AND REMOVAL OF THE
DEPOSITARY APPOINTMENT OF SUCCESSOR
CUSTODIAN.
The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary in its discretion may appoint a substitute custodian.
20.AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial
Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding
Receipts. Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.
21.TERMINATION OF DEPOSIT AGREEMENT.
The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding at least 30 days prior to the date of termination, if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary has not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Global Depositary
Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited
Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.
22.COMPLIANCE WITH U.S. SECURITIES LAWS.
Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form
F6 Registration Statement, as amended from time to time, under the Securities Act.
23.SUBMISSION TO JURISDICTION APPOINTMENT
OF AGENT FOR SERVICE OF PROCESS.
In the Deposit Agreement, the Company has (i) appointed
CT Corporation System, 111 Eighth Avenue, New York,
New York 10011, in the State of New York, as the
Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the Global Depositary Shares, the Receipts or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding, to the extent permissible under applicable Brazilian laws and regulations.
The Company agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Global Depositary Shares or Receipts remain outstanding or the Deposit
Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices under the Deposit Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.
25.DISCLOSURE OF INTERESTS.
Notwithstanding any other provision of the Deposit
Agreement, each Owner agrees to comply with requests from the Company pursuant to Brazilian law, the rules and requirements of the CVM and the Sao Paulo Stock
Exchange, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Estatuto Social, which requests are made to provide information, inter alia, as to the capacity in which such Owner owns Global Depositary Shares (and Shares as the case may be) and regarding the identity of any other person interested in such Global Depositary Shares and the nature of such interest and various other matters, whether or not they are Owners at the time of such requests. The
Depositary agrees to use reasonable efforts to comply with the written instructions of the Company to forward such requests from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary. Except for the forwarding of any such requests and responses as provided in the previous sentence, the Depositary shall not have any duty to obtain or provide any information sought by the Company under
Section 3.4 of the Deposit Agreement.
26.DELIVERY OF INFORMATION TO THE CVM.
Each of the Depositary and the Company hereby confirms to the other that for as long as the Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the Global Depositary Receipt program and the Receipts issued thereunder. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate the Deposit Agreement, upon at least 15 days prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of this Deposit Agreement shall be as provided in Section 6.2 of the Deposit
Agreement.
27.UNCERTIFICATED GLOBAL DEPOSITARY
SHARES DTC DIRECT REGISTRATION SYSTEM.
Notwithstanding anything to the contrary in this Deposit
Agreement:
(a)Global Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit
Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated Global
Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated Global Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated Global Depositary
Shares.
(b)(i)The term deliver, or its noun form, when used with respect to Receipts, shall mean (A) bookentry transfer of Global Depositary Shares to an account at The Depository
Trust Company, or its successor (DTC), designated by the person entitled to such delivery, evidencing Global
Depositary Shares registered in the name requested by that person, (B) registration of Global Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.
(ii)The term surrender, when used with respect to Receipts, shall mean (A) one or more bookentry transfers of Global Depositary Shares to the DTC account of the Depositary,
(B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender Global Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing Global Depositary Shares.
(c)Global Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.
(d)The Depositary shall have a duty to register a transfer, in the case of uncertificated Global Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The
Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated Global Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated Global Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated
Global Depositary Shares for the purpose of exchanging them for certificated Global Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated Global Depositary Shares.
(e)Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the Global
Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.
(f)(i)The parties acknowledge that the Direct Registration System (DRS) and Profile Modification System (Profile) shall apply to uncertificated Global Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated Global
Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of Global Depositary Shares, to direct the Depositary to register a transfer of those Global Depositary Shares to DTC or its nominee and to deliver those Global Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
(ii)In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.




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